EXHIBIT 3.7

BYLAWS

OF

PETOSEED INTERNATIONAL, INC.

A California Corporation

ARTICLE I

DIRECTORS; MANAGEMENT

Section 1. A. Powers.

               Subject to the provisions of the General Corporation Law of the California Corporations Code, effective January 1, 1977 (to which the various Section numbers quoted herein relate), and subject to any limitation in the Articles of Incorporation and the Bylaws relating to action required to be approved by the shareholders (Sec. 153) or by the outstanding shares (Sec. 152), the business and affairs of this corporation shall be managed by and all corporate powers shall be exercised by or under direction of the Board of Directors.

               B. Standard of care.

               Each Director shall exercise such powers and otherwise perform such duties in good faith, in the manner such Director believes to be in the best interest of the corporation, and with such care, including reasonable inquiry, using ordinary prudence, as a person in a like position would use under similar circumstances (Sec. 309).

Section 2. Number and Qualification.

          The authorized number of directors of the corporation shall be three (3).

          This number may be changed by amendment to the Articles of Incorporation or by an amendment to this Section 2, Article I, of these Bylaws, adopted by the vote or written assent of the shareholders entitled to exercise majority voting power as provided in Sec. 212.

Section 3. Election and Tenure of Officers.

          The Directors shall be elected by ballot at the annual meeting of the shareholders, to serve for one year or until their successors are elected and have qualified. Their term of office shall begin immediately after election.

Section 4. Vacancies.

          Vacancies in the Board of Directors may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director, and each Director so elected shall hold office until his successor is elected at an annual meeting of shareholders or at a special meeting called for that purpose.

          The shareholders may at any time elect a Director to fill any vacancy not filled by the Directors and may elect the additional Directors at the meeting at which an amendment of the Bylaws is voted authorizing an increase in the number of Directors.

          The vacancy or vacancies shall be deemed to exist in case of the death, resignation, or removal of any Director or if the shareholders shall increase the authorized number of Directors, but shall fail at the meeting at which such increase is authorized, or at a continuance thereof, to elect the additional Director so provided for, or in case the shareholders fail at any time to elect the full number of authorized Directors.

          If the Board of Directors accepts the resignation of a Director tendered to take effect at a future time, the Board or the shareholders shall have power to elect a successor to take office when the resignation shall become effective.

          No reduction of the number of Directors shall have the effect of removing any Director prior to the expiration of his term of office.

Section 5. Removal of Directors.

          The entire Board of Directors or any individual Director may be removed from office as provided by Secs. 302, 303, and 304 of the Corporations Code of the state of California. In the event less than all of the Directors are removed, the remaining Board members may elect a successor Director or Directors to fill such vacancy or vacancies for the remaining unexpired term of the Director or Directors so removed.

Section 6. Notice, Place, and Manner of Meetings.

          Meetings of the Board of Directors may be called by the President, or any Vice President, or the Secretary, or any two (2) Directors, and shall be held at the principal executive office of the corporation in the State of California, unless some other place is designated in the notice of the meeting. Members of the Board may participate in a meeting through use of a conference telephone or similar communications equipment so long as all members participating in such a meeting can hear one another. Accurate minutes of any meeting of the Board or any committee thereof shall be maintained as required by Sec. 213 of the Code by the Secretary or other officer designated for that purpose.

Section 7. Organization Meetings.

     The organization meetings of the Board of Directors shall be held immediately following the adjournment of the annual meetings of the shareholders. One order of business at these organization meetings shall be the election of officers as provided for in Article II.

Section 8. Other Regular Meetings.

          Regular meetings of the Board of Directors shall be held at the corporate offices, or such other place as may be designated by the Board of Directors, as follows:

          Time of regular meeting: as noticed

          Date of regular meeting: as noticed

If said day shall fall upon a holiday, such meetings shall be held on the next succeeding business day thereafter. No notice need be given of such regular meetings.

Section 9. Special Meetings - Notices - Waivers.

          Special meetings of the Board may be called at any time by the President or, if he is absent or unable or refuses to act, by any Vice President or the Secretary or by any two (2) Directors.

          At least 48 hours’ notice of the time and place of special meetings shall be delivered personally to the Directors or personally communicated to them by a corporate officer by telephone or telegraph. If the notice is sent to a Director by letter, it shall be addressed to him at his address as it is shown upon the records of the corporation (or if it is not so shown on such records or is not readily ascertainable, at the place in which the meetings of the Directors are regularly held). In case such notice is mailed, it shall be deposited in the United States mail, postage prepaid, in the place in which the principal executive office of the corporation is located, at least four (4) days prior to the time of the holding of the meeting. Such mailing, telegraphing, telephoning, or delivery as above provided shall be due, legal, and personal notice to such Director.

          When all of the Directors are present at any Directors’ meeting, however called or noticed, and either:

(1)	sign a written consent thereto on the records of such meeting; or,

(2)	if a majority of the Directors is present and if those not present sign a waiver of notice of such meeting or a consent to holding the meeting or an approval of the minutes thereof,

whether prior to or after the holding of such meeting, which said waiver, consent, or approval shall be filed with the Secretary of the corporation; or

(3)	if a Director attends a meeting without notice but without protesting the lack of notice to him prior to or at the commencement of the meeting;

then the transactions thereof are as valid as any at a meeting regularly called and noticed.

Section 10. Directors Acting by Unanimous Written Consent.

          Any action required or permitted to be taken by the Board of Directors may be taken without a meeting and with the same force and effect as if taken by a unanimous vote of Directors, if authorized by a writing signed individually or collectively by all members of the Board. Such consent shall be filed with the regular minutes of the Board.

Section 11. Quorum.

          A majority of the number of Directors as fixed by the Articles of Incorporation or Bylaws shall be necessary to constitute a quorum for the transaction of business, and the action of a majority of the Directors present at any meeting at which there is a quorum, when duly assembled, is valid as a corporate act; provided that a minority of the Directors, in the absence of a quorum, may adjourn from time to time, but may not transact any business. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of Directors, if any action taken is approved by a majority of the required quorum for such meeting.

Section 12. Notice of Continued Meeting.

          Notice of the time and place of holding a continued meeting need not be given to absent Directors if the time and place be fixed at a meeting continued and held within 24 hours, but if continued more than 24 hours, notice shall be given to all Directors not present at the time of the continuance.

Section 13. Compensation of Directors.

          Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board a fixed sum and expense of attendance, if any, may be allowed for attendance at each regular and special meeting of the Board; provided that nothing herein contained shall be construed to preclude any Director from serving the company in any other capacity and receiving compensation therefor.

Section 14. Resignations.

          Any Director may resign effective upon giving written notice to the President, the Secretary, or the Board of Directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

ARTICLE II

OFFICERS

Section 1. Officers.

          The officers of the corporation shall be a President, a Vice President, a Secretary, and a Chief Financial Officer. The corporation may also have, at the discretion of the Board of Directors, additional Vice Presidents, one or more Assistant Secretaries, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. One person may hold two or more offices.

Section 2. Election.

          The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 2 or Section 5 of this Article, shall be chosen annually by the Board of Directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

Section 3. Subordinate Officers, Etc.

          The Board of Directors may appoint such other officers as the business of this corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws, or as the Board of Directors may from time to time determine.

Section 4. Removal and Resignation.

          Any officer may be removed, either with or without cause, by a majority of the Directors in office at that time, at any regular or special meeting of the Board. In the case of an officer not chosen by the Board of Directors, any officer upon whom a power of removal is conferred by the Board of Directors may remove such officer.

Section 5. Vacancies.

          A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed by the Bylaws for regular appointments to such office.

Section 6. President.

          The President shall be the Chief Executive Officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and officers of the corporation. He shall preside at all meetings of the shareholders and at all meetings of the Board of Directors. He shall be ex office a member of all the standing committees, including the Executive Committee, if any, and shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws. The President’s authority is subject to the terms of Article V, Section 5, of these Bylaws.

Section 7. Vice President.

          In the absence or disability of the President, the Vice President (s), in order of their rank as fixed by the Board of Directors, or, if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of and be subject to all restrictions upon the President. The Vice President(s) shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the Bylaws.

Section 8. Secretary.

          The Secretary shall keep or cause to be kept a book of minutes at the principal office, or such other place as the Board of Directors may order, of all meetings of Directors and shareholders, with the time and place of holding; whether regular or special, and if special, how authorized; the notice thereof given; the names of those present at Directors’ meetings; the number of shares present or represented at shareholders’ meetings; and the proceedings thereof.

          The Secretary shall keep or cause to be kept, at the principal office or at the office of the corporation’s transfer agent, a share register or duplicate share register showing the names of the shareholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation.

          The Secretary shall give or cause to be given notice of all the meetings of the shareholders and of the Board of Directors required to be given by the Bylaws or Bylaw, and he shall keep the seal of the corporation in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the Bylaws.

Section 9. Chief Financial Officer.

          The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, in accordance with generally accepted accounting principles, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, earnings (or surplus), and shares. The books of account shall at all reasonable times be open to inspection by any Director.

          This officer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors; shall render to the President and Directors, whenever they request it, an account of all of his transactions and of the financial condition of the corporation; and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

ARTICLE III

SHAREHOLDERS’ MEETINGS

Section 1. Place of Meetings.

          Meetings of the shareholders shall be held at the principal executive office of the corporation, in the State of California, unless some other appropriate and convenient location be designated for that purpose from time to time by the Board of Directors.

Section 2. Annual Meetings.

          The annual meetings of the shareholders shall be held, each year, at the time and on the day following:

          Time of Meeting: 10:00 a.m.

          Date of Meeting: November 1

If this day shall be a legal holiday, then the meeting shall be held on the next succeeding business day, at the same hour. At the annual meeting, the shareholders shall elect a Board of Directors, consider reports of the affairs of the corporation, and transact such other business as may be properly brought before the meeting.

Section 3. Special Meetings.

          Special meetings of the shareholders may be called at any time by the Board of Directors, the President, the Vice President, the Secretary, or by one or more shareholders holding not less than one tenth (1/10) of the voting power of the corporation. Except as next provided, notice shall be given as for the annual meeting.

          Upon receipt of a written request addressed to the President, Vice President, or Secretary, mailed or delivered personally to such officer by any person (other than a Board member) entitled to call a special meeting of shareholders, such officer shall cause notice to be given to the shareholders entitled to vote, not less than 35 nor more than 60 days after the receipt of such request, that a meeting will be held at a time requested by the person or persons calling the meeting. If such notice is not given within 20 days after receipt of such request, the person calling the meeting may give notice thereof in the manner provided by these Bylaws or apply to the Superior Court as provided in Sec. 305(c).

Section 4. Notice of Meetings - Reports.

          Notice of meetings, annual or special, shall be given in writing, not less than 10 nor more than 60 days before the date of the meeting, to shareholders entitled to vote thereat, by the Secretary or the Assistant Secretary or, if there be no such officer, or in the case of his neglect or refusal, by any Director or shareholder.

          Such notices or any reports shall be given personally or by mail or other means of written communication as provided in Sec. 601 of the Code and shall be sent to the shareholder’s address appearing on the books of the corporation, or supplied by him to the corporation for the purpose of notice, and in the absence thereof, as provided in Sec. 601 of the Code.

          Notice of any meeting of shareholders shall specify the place, the day, and the hour of meeting, and (1) in the case of a special meeting, the general nature of the business to be transacted exclusively; or (2) in the case of an annual meeting, those matters which the Board at date of mailing intends to present for action by the shareholders. At any meetings where Directors are to be elected, notice shall include the names of the nominees, if any, intended at date of Notice to be presented by management for election.

          If a shareholder supplies no address, notice shall be deemed to have been given to him if mailed to the place where the principal executive office of the company, in California, is situated, or published at least once in some newspaper of general circulation in the county of said principal office.

          Notice shall be deemed given at the time it is delivered personally or deposited in the mail or sent by other means of written communication. The officer given such notice or report shall prepare and file an affidavit or declaration thereof.

          When a meeting is continued for 45 days or more, notice of the continued meeting shall be given as in case of an original meeting. Save, as aforesaid, it shall not be necessary to give any notice of continuance or of the business to be transacted at a continued meeting other than by announcement at the meeting at which such continuance is taken.

Section 5. Validation of Shareholders’ Meetings.

          The transactions of any meeting of shareholders, however called and noticed, shall be valid as though transacted at a meeting duly held after regular call and notice, if a quorum be present in person or by proxy and if, either before or after the meeting, each of the shareholders entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance shall constitute a waiver of notice unless objection shall be made as provided in Sec. 601(e).

Section 6. Shareholders Acting Without a Meeting - Directors.

          Any action which may be taken at a meeting of the shareholders may be taken without a meeting or notice of meeting if authorized by a writing signed by all of the shareholders entitled to vote at a meeting for such purpose and filed with the Secretary of the corporation, provided further that while ordinarily Directors may only be elected by unanimous written consent under Sec. 603 (d), if the Directors fail to fill a vacancy, then a Director to fill that vacancy may be elected by the written consent of persons holding a majority of shares entitled to vote for the election of Directors.

Section 7. Other Actions Without a Meeting.

          Unless otherwise provided in the General Corporation Law or the Articles, any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting in the following circumstances:

(1)	All shareholders entitled to vote upon the action consent in writing to such action; or

(2)	Consent of all shareholders entitled to vote thereon has been previously solicited in writing and a required majority of share holders entitled to vote thereon has consented in writing to such action; or

(3)	There has not been a previous solicitation in writing of all shareholders entitled to vote thereon, but a required majority of share holders entitled to vote thereon consents in writing to such action, and either one of the following circumstances exists:

(i)	The action authorized is pursuant to either Sec. 310 (material financial interest of director in a transaction), or Sec. 317 (indemnification of agent), or Sec. 1201 (reorganization), or Sec. 2007 (winding up and dissolving), and all non-consenting shareholders entitled to vote thereon are given notice at least 10 days prior to consummation of the action authorized; and

(ii)	The action is other than one described in (3) (i) of this section, and prompt notice of the taking of such action is given to all non-consenting shareholders entitled to vote thereon.

          Directors may be elected without a meeting only pursuant to subsection (1) of this section.

          Any shareholder giving a written consent, or the shareholder’s proxyholders, or a transferee of the shares of a personal representative of the shareholder or their respective proxyholders, may revoke the consent by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the corporation.

Section 8. Quorum.

          The holders of a majority entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by law, by the Articles of Incorporation, or by these Bylaws. If, however, such majority shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or by proxy, shall have the power to continue the meeting from time to time until the requisite amount of voting shares shall be present. At such continued meeting at which the requisite amount of voting shares shall be represented, any business may be transacted which might have been transacted at a meeting as originally notified.

          If a quorum be initially present, the shareholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken is approved by a majority of the shares required to initially constitute a quorum.

Section 9. Voting Rights, Cumulative Voting.

          Only persons in whose names shares entitled to vote stand on the stock records of the corporation on the day before the day of any meeting of shareholders shall be entitled to vote at such meeting, unless the Board of Directors shall fix some other day for the determination of shareholders of record.

          Every shareholder entitled to vote at any election of Directors may cumulate his votes and give one candidate a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which the shareholder’s shares are entitled, or distribute them on the same principle among as many candidates as the shareholder thinks fit, provided the candidate’s name has been placed in nomination prior to the voting and any shareholder has given notice at the meeting prior to the voting of his intent to cumulate his votes.

          The candidates receiving the highest number of votes, up to the number of Directors to be elected, are elected.

Section 10. Proxies.

          Every shareholder entitled to vote or to execute consents may do so, either in person or by written proxy, executed in accordance with the provisions of Secs. 604 and 705 of the Code and filed with the Secretary of the corporation.

Section 11. Organization.

          The President or, in the absence of the President, any Vice President shall call the meeting of the shareholders to order and shall act as chairman of the meeting. In the absence of the President and all of the Vice Presidents, shareholders shall appoint a chairman for such meeting. The Secretary of the corporation shall act as Secretary of all meetings of the shareholders, but in the absence of the Secretary at any meeting of the shareholders, the presiding officer may appoint any person to act as Secretary of the meeting.

Section 12. Inspectors of Election.

          In advance of any meeting of shareholders, the Board of Directors may, if it so elects, appoint inspectors of election to act at such meeting or any continuances thereof. If inspectors of election be not so appointed, the chairman of any such meeting may and on the request of any shareholder or his proxy shall make such appointment at the meeting, in which case the number of inspectors shall be either one or three as determined by a majority of the shareholders represented at the meeting. The purpose of such inspectors shall be to verify proxies, ballots, votes, and all matters pertaining to elections of officers or approval of matters submitted to the shareholders. If the Board chooses to use such inspectors, it shall, by resolution, set forth the duties and responsibilities of such inspectors.

ARTICLE IV

CERTIFICATES AND TRANSFER OF SHARES

Section 1. Certificates for Shares.

          Certificates for shares shall be of such form and device as the Board of Directors may designate and shall state the name of the record holder of the shares represented thereby; its number; date of issuance; the number of shares for which it is issued; a statement of the rights, privileges, preferences, and restrictions, if any; a statement as to the redemption or conversion privileges, if any; a statement of liens or restrictions upon transfer or voting, if any; if the shares be assessable, or, if assessments are collectible by personal action, a plain statement of such facts.

          Every certificate for shares must be signed by the President or a Vice President and the Secretary or must be authenticated by facsimiles of the signatures of the President and Secretary or a facsimile of the signature of the President and the written signature of the Secretary. Before it becomes effective, every certificate for shares authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk and must be registered by an incorporated bank or trust company, either domestic or foreign, as registrar of transfers.

Section 2. Transfer on the Books.

          Upon surrender to the Secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

Section 3. Lost or Destroyed Certificates.

          Any person claiming that a certificate of stock is lost or destroyed shall make an affidavit or affirmation of that fact and shall, if the Directors so require, give the corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board, in at least double the value of the stock represented by said certificates, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

Section 4. Transfer Agents and Registrars.

          The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars (an incorporated bank or trust company, either domestic or foreign), who shall be appointed at such times and places as the requirements of the corporation may necessitate and the Board of Directors may designate.

Section 5. Closing Stock Transfer Books – Record Date.

          In order that the corporation may determine the shareholders entitled to notice of any meeting or to vote, or entitled to receive payment of any dividend, or when any change or conversion or exchange of shares shall go into effect, or other distribution or allotment of any rights or entitlement to exercise any rights in respect of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 days nor less than 10 days prior to the date of such meeting nor more than 60 days prior to any other action.

          If no record date is fixed:

          (1) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

          (2) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is given.

          (3) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later.

Section 6. Legend Condition.

          In the event any shares of this corporation are issued pursuant to a permit or exemption therefrom requiring the imposition of a legend condition, the person or persons issuing or transferring said shares shall make sure said legend appears on the certificate and on the stub relating thereto in the stock record book, and shall not be required to transfer any shares free of such legend unless an amendment to such permit, or a new permit, be first issued so authorizing such a deletion.

ARTICLE V

CORPORATE RECORDS AND REPORTS – INSPECTION

Section 1. Records.

          The corporation shall maintain, in accordance with generally accepted accounting principles, adequate and correct accounts, books, and records of its business and properties. All of such books, records, and accounts shall be kept at its principal executive office in the State of California as fixed by the Board of Directors from time to time.

Section 2. Inspection of Books and Records.

          All books and records provided for in Sec. 1500 shall be open to inspection by the Directors and shareholders from time to time and in the manner provided in Sec. 1600 – 1602.

Section 3. Certification and Inspection of Bylaws.

          The original or a copy of these Bylaws, as amended or otherwise altered to date, certified by the Secretary, shall be kept at the corporation’s principal executive office and shall be open to inspection by the shareholders of the company at all reasonable times during office hours as provided in Sec. 213 of the Corporations Code.

Section 4. Checks, Drafts Etc.

          All checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

Section 5. Contracts, Etc. – How Executed.

          The Board of Directors, except as otherwise provided in the Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or agreement, or to pledge its credit, or to render it liable for any purpose or to any amount, except as provided in Sec. 313 of the Corporations Code.

ARTICLE VI

AMENDMENTS TO BYLAWS

Section 1. By Shareholders.

          New Bylaws may be adopted or these Bylaws may be repealed or amended at the annual meeting, or at any other meeting of the shareholders called for that purpose, by a vote of shareholders entitled to exercise a majority of the voting power of the corporation or by written assent of such shareholders.

Section 2. Powers of Directors.

          Subject to the right of the shareholders to adopt, amend, or repeal Bylaws, as provided in Section 1 of this Article VI and the limitations of Sec. 204 (a) (5) and Sec. 212, the Board of Directors may adopt, amend, or repeal any of these Bylaws other than a Bylaw or amendment thereof changing the authorized number of Directors.

ARTICLE VII

MISCELLANEOUS

Section 1. References to Code Sections.

          “Sec.” references herein refer to the equivalent sections of the General Corporation Law of the California Corporations Code effective January 1, 1977, as amended.

Section 2. Representation of Shares in Other Corporations.

          Shares of other corporations standing in the name of this corporation may be voted or represented and all incidents thereto may be exercised on behalf of the corporation by the President or any Vice President and the Secretary.

Section 3. Indemnity.

          The corporation may indemnify any Director, officer, agent, or employee as to those liabilities and on those terms and conditions as are specified in Sec. 317. In any event, the corporation shall have the right to purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against.

CERTIFICATE OF SECRETARY

          I DO HEREBY CERTIFY AS FOLLOWS:

          I am the duly elected, qualified, and acting Secretary of the above-named corporation. The foregoing Bylaws were adopted as the Bylaws of said corporation on the date set forth below by the person(s) appointed in the Articles of Incorporation to act as the First Director(s) of said corporation.

          IN WITNESS WHEREOF, I have hereunto set my hand affixed the corporate seal this 14th day of November, 1994.

/s/ [SIGNATURE]

Secretary